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                                      LEASE
                          CAMBRIDGE NEUROSCIENCE, INC.
                     333 PROVIDENCE HIGHWAY, NORWOOD, MASS.

                              REFERENCE DATA PAGES

As used in this Lease, the following terms shall have the respective meanings set forth below:

Execution Date:                 April 11, 2000

Landlord:                       James H. Mitchell, not individually but as
                                Trustee of New Providence Realty Trust under
                                Declaration of Trust dated September 30, 1986 and recorded with the Norfolk County Registry of Deeds in Book 7264, Page 115.

Landlord's Initial Address
for Payment of Rent:            c/o Bobson Realty
                                29 Bowdoin Street
                                Boston, MA  02114

Tenant: Cambridge NeuroScience, Inc., a Delaware corporation

Tenant's Present Address:       One Kendall Square
                                Cambridge, MA 02139

Premises:                       That portion of the Building comprised of the
                                Premises Rentable Floor Area and as shown on Exhibit A-2.

Building:                       333 Providence Highway, North Building, Norwood,
                                Massachusetts

Property:                       The land and improvements now or hereafter
                                situated thereon owned by Landlord known as 333
                                Providence Highway, Norwood, Massachusetts.

Term Commencement Date: A.      With respect to the lab space portion of the
                                Premises consisting of approximately and an agreed upon eight thousand (8,000) rentable square feet (the "Lab Space"), seven (7) days after the execution of this Lease (the "Lab
                                Space Commencement Date"). Tenant acknowledges that Tenant may not have exclusive possession of the Lab Space on the Lab Space Commencement Date and that Tenant and the present tenant of the Lab Space, will enter into a separate agreement regarding, among other things, the transfer of exclusive possession of the Lab Space to Tenant.
                                A copy of that agreement is annexed as Exhibit D to this lease.

                                B. With respect to the office space portion of the Premises consisting of approximately and an agreed upon two thousand one hundred


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                                (2,100) rentable square feet (the "Office
                                Space"), the earlier of: (i) July 1, 2000; or
                                (ii) the date on which Tenant opens for business in the Office Space (the "Office Space Commencement Date") subject to the qualification that if Landlord is not able to deliver possession of the Office Space to Tenant by virtue of the tenant presently located in the Office Space (the "Existing Office Space Tenant"), having failed to so vacate the Office Space, the Office Space Commencement Date shall be extended to a date which is seven (7) business days after Landlord gives Tenant notice that the Office Space has been vacated by the Existing Office Space Tenant and Landlord delivers possession of the Office Space to Tenant on or before such seventh (7th) business day. Notwithstanding the foregoing, in the event present tenant holds over in the Office Space beyond July 1, 2000, Landlord shall use commercially reasonable efforts to cause present tenant to vacate the Office Space as soon as possible after July 1, 2000. For the purpose of calculating the Lease Term in Article II hereof, the Term Commencement Date for the Premises shall be the Lab Space Commencement Date.

                                Notwithstanding anything to the contrary contained herein, after the Execution Date of this Lease and prior to the Lab Space Commencement Date and the Office Space Commencement Date, Tenant shall be entitled to enter the Lab Space and/or Office Space for the purpose of performing Tenant's Work provided that (i) the present tenant has vacated the space that Tenant desires to enter, (ii) such activities of Tenant do not materially interfere with any construction work of Landlord, (iii) Tenant, upon entering any portion of the Premises prior to the Lab Space Commencement Date and/or the Office Space Commencement Date, shall observe all of the obligations under this Lease except for the payment of Yearly Fixed Rent and additional rent, but shall pay for its utilities consumed.

Permitted Use:                  Medical research laboratory and office support
                                space only unless another use is approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed.

Expiration Date:                5:00 o'clock P.M. on July 31, 2002.

Extension Term:                 Tenant shall have the right to extend this Lease
                                for one (1) two (2) year period. The Extension
                                Term shall be that two (2) year period
                                commencing immediately after the Expiration
                                Date. All terms and conditions of the Lease shall remain in full force and effect during the Extension Term. To exercise this option to extend, Tenant must: (i) not be in default of this Lease beyond any applicable notice and cure period at the time it exercises the option and when the Extension Term is to commence; and (ii) give notice to Landlord that Tenant is


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                                exercising its option to extend at least one
                                hundred eighty (180) days before the original Lease term ends.

Yearly Fixed Rent:              $191,900.00 per year payable in equal monthly
                                installments of $15,991.67 (the "Monthly Rent
                                Payments" or "Monthly Payments"), in advance, on the first (1st) day of each month commencing on the Term Commencement Date. Notwithstanding the foregoing, prior to the Office Space
                                Commencement Date, the Monthly Rent Payments shall be $12,666.67.

Landlord's Work:                As set forth on Exhibit B.

Tenant's Work:                  As set forth on Exhibit C.

Premises Rentable
Floor Area:                     Approximately and an agreed upon 10,100 rentable
                                square feet within the Building. Notwithstanding the foregoing, prior to the Office Space
                                Commencement Date, the Premises Rentable Floor
                                Area shall be an agreed upon 8,000 rentable square feet.

Pro Rata Share:                 The ratio of the Premises Rentable Floor Area
                                within the Building to the rentable floor area of all of the buildings on the Property held out for rental by Landlord, expressed as a percentage, which percentage at the Term
                                Commencement Date is 12.78%. Notwithstanding the foregoing, prior to the Office Space
                                Commencement Date, the Pro Rata Share shall be
                                10.13%.

Security Deposit Amount :       $32,000.00

Broker:                         Kevin P. Sullivan, The Conrad Group

Exhibits:                       Exhibit A-1: Plan Depicting the Property
                                Exhibit A-2: Floor Plan Depicting the Premises
                                Exhibit B: Landlord's Work
                                Exhibit C: Tenant's Work
                                Exhibit D: Timeline for Transition from present
                                           tenant to Tenant.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


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This Lease, including attached Exhibit (s) and Rider (s), if any, is executed on the Execution Date as an instrument under seal by Landlord and Tenant.

LANDLORD:                               TENANT:
New Providence Realty Trust             Cambridge NeuroScience, Inc.


By:  /s/ James H. Mitchell              By:  /s/ Harry W. Wilcox, III
Its Trustee and not individually        Its President, duly authorized and
                                        member of Board of Directors

                                        By:  /s/ Glenn A. Shane
                                        Its Treasurer, duly authorized




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                                   LEASE TEXT

ARTICLE I - PARTIES AND PREMISES

Landlord hereby leases unto Tenant the Premises contained in the Building located on the Property described on Exhibit A-1 attached hereto. The Premises are shown on the floor plan attached hereto as Exhibit A-2 and made a part hereof, provided, however, Landlord excepts and reserves from the Premises and to Landlord all hallways, stairways and, if any, serving other parts of the building together with the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located in the Premises and serving other parts of the Building and/or Property. For the purpose of this Lease, the Property shall be deemed to contain the Premises Rentable Floor Area and all of the buildings on the Property shall be deemed to contain a total of 79,000 square feet of rentable floor area (unless subsequently altered by written notice to Tenant caused by change in the rentable floor area of the Building or other buildings on the Property, in which case the Pro Rata share shall be appropriately adjusted).The Premises shall be used by Tenant and all parties claiming by, through, and under Tenant for the Permitted Use, and for no other purpose or use. Subject to the following limitations, Tenant shall be entitled to use throughout the Lease term (including any extensions) twenty-five (25) parking spaces for the transient, not overnight, parking of automobiles as follows: (a) Tenant shall have the non-exclusive right of access, in common with other tenants at the Property and their employees and patrons, to eighteen (18) parking spaces in the parking areas at the Property, and (b) Tenant shall have the exclusive right to use seven (7) parking spaces adjacent to the Premises in the location shown on the plan annexed as Exhibit A-1 to this Lease. Landlord reserves the right to designate separate employee and patron parking areas, uniformly applied to similarly situated tenants at the Property. Landlord shall have the right at all times and from time to time to designate or change the location, size or configuration of the Building, including the common areas and facilities, for a specific tenant's use or specific restriction and to modify, reduce or replace the common areas and facilities and to permit expansion and new construction anywhere upon the Property (which right shall be exercised in a manner designed to reasonably minimize any interruption of Tenant's business). Landlord, at Landlord's sole cost and expense, shall have the right from time to time to expand, add to or reduce the size of the Property beyond its present boundaries (which right shall be exercised in a manner designed to reasonably minimize any interruption of Tenant's business).

Notwithstanding anything in the Lease to the contrary, as used in the Lease, the term "Premises" shall mean: (i) prior to the Office Space Commencement Date, the Lab Space; and (ii) from and after the Office Space Commencement Date, the Lab Space plus the Office Space.

ARTICLE II - LEASE TERM

TO HAVE AND TO HOLD the Premises for the term commencing on the Term Commencement Date and ending on the Expiration Date, unless sooner terminated as herein provided (the "Term" and or "Lease Term"). If an Extension Term is included in the Reference Data Pages hereof, the Term shall be extended by the Extension Term (and by definition in this Lease shall include the Extension
Term) on the same terms and conditions as required during the Term; provided, however, the Monthly Payments during the Extension Term shall be based upon the Extension Term Yearly Fixed Rent set forth in the Reference Data Pages. Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant on or before the Term Commencement Date; however, Landlord shall not be liable for any delay in completing Landlord's Work, if any, described on Exhibit B, nor shall the validity of this Lease or the



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obligations of tenant be otherwise affected thereby. The parties shall, at
Landlord's request, enter into a written stipulation as to the actual Term Commencement Date and Expiration Date after the Premises are made available. The Term Commencement Date shall be extended by such period of time equal to any period of time that Landlord may be delayed due to delays caused by Tenant or resulting from Acts of God, fire or other casualty, labor difficulties, materials or equipment, construction delays, governmental controls or any other causes beyond Landlord's reasonable control. Tenant acknowledges that Tenant's delays hereunder shall constitute a default under the Lease.

ARTICLE III - RENT AND OTHER CHARGES

3.01 - Yearly Fixed Rent

Commencing on the Term Commencement Date, Tenant shall pay the Yearly Fixed Rent for each twelve-month period of the Term in installments equal to the Monthly Rent Payment amount set forth on the Reference Data Pages to this Lease in advance on the first day of each month during the Term, with the first Monthly Rent Payment and payment of the Security Deposit amount to be made upon execution of this Lease. The Monthly Payment shall be prorated for portions of a calendar month at the beginning or end of the Term. All rent and other payments shall be made to Landlord or to such agent, at such place as Landlord shall from time to time in writing designate, Landlord's Initial Address for Payment of Rent being hereby so designated. Tenant shall pay all Yearly Fixed Rent and additional rent without offset or deduction for any reason.

3.02 - Definition of Operating Costs

Landlord reasonably will determine as of the last day of each calendar year the annual operating costs (the "Operating Costs") of the Property (including therein all parking lots, passageways, sidewalks and other exterior areas and facilities maintained by Landlord), including without limitation: (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto of and for employees engaged (full time, or if part time, appropriately pro rated) in the operation of the Building and the Property; (b) all costs, excluding late charges, related to providing electricity, gas, heat, steam and water (including sewer taxes and rentals) and other utilities serving the Building and the Property; (c) all costs of any appropriate insurance carried by Landlord relating to the Building and the Property, including without limitation all fire, casualty, rent loss, flood and liability insurance; (d) all costs of repair, replacement and other work relating to the maintenance, repairs and improvements to the Building and the Property including, without limitation, all work necessary to keep heating and cooling and air handling equipment and other portions of the Building and the Property and its facilities in good and serviceable condition; (e) costs of snow plowing, snow removal, sanding and landscaping; (f) costs of all service contracts, management fees (not to exceed 5% of the Building's income) and all other expenses related to the Building and the Property incurred by Landlord; and (g) the annual cost of capital repairs or replacements to the Building and the Property amortized over their useful life, except for roof and structural costs.

         Operating Costs shall not include the following:

         (i)      salaries for executives above the grade of building manager;
         (ii)     depreciation;
         (iii)    interest on and amortization of debt;


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        (iv)    the cost of leasehold improvements, including redecorating work for other tenants of the Building;
        (v) fees and expenses (including, legal and brokerage fees) for procuring new tenants for the Building or litigating and/or settling disputes with other tenants of the Building;
        (vi)    costs incurred in financing or refinancing the Building;
        (vii) the cost of any work or services exclusively performed for any other tenant in the Building;
        (viii) items which under generally accepted accounting principals and practices are normally capitalized, except as noted in (g) above;
        (ix)    any rent paid by Landlord under a ground lease of the Property;
        (x) wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord or Landlord's affiliates at the Property;
        (xi) the cost of services rendered to other tenants of the Property which are directly chargeable to such tenants; and
        (xii) any expenses for repairs or maintenance to the extent recovered under warranties or service contracts less the costs incurred by Landlord in recovering such amounts.
        (xiii)  costs to replace the building shell or roof of the Building.

3.03 - Tenant's Share of Operating Costs.

Tenant shall pay as additional rent (i) 100% of any Operating Costs attributable solely to the Premises, plus (ii) an amount which shall be equal to the sum of that figure obtained by multiplying Operating Costs by the Pro Rata Share. The procedure for payment of the foregoing additional rent shall be as follows:

         A. Following the end of each calendar year during the Term of this Lease, Landlord shall deliver to Tenant a statement of: (1) the amount of the Operating Costs for such calendar year; and (2) Tenant's share thereof (the "Operating Cost Statement").

         B. Tenant shall pay to Landlord as additional rent within ten (10) days after the date Landlord sends Tenant an invoice in an amount equal to Tenant's respective shares of Operating Costs less any amounts previously paid by Tenant as additional rent on account thereof. Such payment shall be prorated with respect to any partial calendar year included in the Term.

         C. Tenant shall, for a period of ninety (90) days after receipt by Tenant of the Operating Cost Statement, and upon at least five (5) business days advance notice to Landlord, have the right to commence (and thereafter diligently prosecute to completion) an audit of the books and records of Landlord at Landlord's offices during normal business hours to verify the accuracy of the Operating Cost Statement. In the event that the Operating Cost Statement was overstated, Landlord shall promptly reimburse Tenant the excess amounts paid by Tenant.

3.04 - Real Estate Taxes

         A. Tenant shall also pay to Landlord as additional rent hereunder Tenant's share, for any tax year wholly or partially within the Term of this Lease, of Real Estate Taxes, and Tenant shall be entitled to a pro rata reduction, less costs, to the extent of any abatement received relating to any period within the Term.


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         B. "Real Estate Taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Property, and reasonable expenses of any proceedings for abatement of taxes of which Tenant would be required to pay a portion pursuant hereto, and pro rated if the tax period only partially within the term. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed to Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Building is located) measured by or based in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purpose of calculating additional rent payable hereunder, but only to the extent that the same would be payable if the Property were the only property of Landlord. "Real Estate Taxes" shall not include the amount of any increase in taxes due solely to (1) substantial improvements hereafter made to buildings other than the Building, or
(2) improvements or alterations hereafter made solely by or solely for the benefit of any other tenant of the Property.

         C. Tenant's share of Real Estate Taxes shall be the Pro Rata Share assessed with respect to the Property for Real Estate Taxes, except that Tenant's share shall be 100% of any Real Estate Taxes attributable to alterations or improvements made by or solely for Tenant to the Premises, the Building, or the Property. Payment of Tenant's share of Real Estate Taxes, less any amounts previously paid by Tenant as additional rent on account thereof shall be due and payable by Tenant within thirty (30) days after Landlord shall have delivered to Tenant a statement setting forth the amount payable by Tenant, to which statement there shall be attached a legible copy of the applicable tax bill. Such payment shall be prorated with respect to any partial tax year included in the Term.

3.05 - Payments on Account

Tenant shall, with each Monthly Payment, make such payments in advance as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when due, all additional rent required pursuant to Sections 3.03 and 3.04. Any deficiency shall be payable within the time set forth in said Sections, and any surplus shall be credited against outstanding rent or other charges due from Tenant, if any, and any balance shall be either refunded to Tenant or applied to additional rent next payable hereunder by Tenant, as Landlord reasonably determines. The initial amounts of the Payments on Account shall be $959.50 per month for Real Estate Taxes and $1,052.09 for Tenant's Pro Rata Share of Operating Expenses.


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3.06 - Triple Net Lease

This is, and is intended to be, a so-called Triple Net Lease, and accordingly, except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Building or the Property and all costs, expenses and other obligations paid or incurred by Landlord of any kind or nature whatsoever in insuring, maintaining and/or repairing the Premises or the Building or the Property shall be included in determining Property Operating Costs of which Tenant is obligated to pay its Pro Rata Share or the entirety, as the case may be, in accordance with the terms of this Lease.

3.07- Overdue Rental Payments

Any payments of Yearly Fixed Rent, additional rent and any other sums due under this Lease not paid within ten (10) days of the date first due shall bear interest at the rate of one and one-half percent (1 1/2%) per month or any fraction thereof, or at the lesser maximum lawfully permissible rate, from the date first due until paid. Landlord shall not be required to invoice after notice thereof is first given to Tenant. The giving of invoices to Tenant on one or more occasions shall not require Landlord to continue that practice.

ARTICLE IV - TENANT'S WORK

The Premises shall be delivered to Tenant by Landlord in their "as is" condition except as required to be improved by and with the improvements listed on Exhibit
B. All other work necessary to prepare the Premises for use and occupancy by Tenant, including, without limitation, all work, if any, described in Exhibit C hereto, shall be performed by Tenant at its own expense. Plans and specifications for all Tenant's Work must be approved by Landlord prior to commencement of any such work. Landlord shall have seven (7) business days from the date of submission to approve (which approval shall not be unreasonably withheld) or disapprove the submitted plans and specifications. In the event of disapproval, Landlord shall give written notice thereof to Tenant and Tenant shall, as soon as possible thereafter, submit new plans and specifications for Landlord's approval corrected so as to satisfy Landlord's reasonable objections. Landlord agrees to cooperate reasonably with Tenant in the correction of disapproved plans and specifications. In the event Tenant fails to satisfy Landlord's objections to any of Tenant's plans and specifications within twenty
(20) days after Landlord notifies Tenant of the same, then such failure shall, at the election of Landlord, upon notice to Tenant, be a default by Tenant and Landlord may, in addition to all other available remedies, terminate this Lease. Any additions or improvements required to the Premises, Building and/or Property on account of Tenant's particular business or use or operating requirements shall be provided, paid for and maintained by Tenant.

All of Tenant's Work shall be done in good and workmanlike manner and in compliance with all laws at Tenant's sole risk and expense, using good and first class, new materials. Landlord shall not be a party to nor incur any liability as a result of any contract to perform any of Tenant's Work. All of Tenant's Work shall be done by reputable and insured contractors, sub-contractors and labor previously approved by Landlord, which approval shall not be unreasonably withheld or delayed (Landlord acknowledges that the George S. Drummey Co., Inc. is an approved contractor), and shall be done by such contractors, labor and means so that, as far as may be possible, such work and any work by Landlord or its contractors, subcontractors or labor in or about the Building shall be without interruption on account of strikes, work stoppages or similar causes or delay. No mechanics' or materialmen's liens shall be attached to the Premises, the Building or the Property as a result of Tenant's Work, or if attached shall be


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removed or bonded within twenty (20) days of notice thereof. Tenant shall commence Tenant's Work no later than on the Term Commencement Date and shall as promptly as possible perform all of Tenant's Work and open for business at the Premises. On the Term Commencement Date and, as applicable, the date on which Tenant first opens for business in the Premises, Tenant shall deliver to Landlord copies of all permits, licenses and other governmental approvals, if any, lawfully required for Tenant's use of the Premises. The preceding sentence shall not be construed to obligate Tenant to obtain any permits, licenses or approvals for work required by this Lease to be performed by Landlord. Tenant shall obtain at Tenant's sole cost and expense, any permits, licenses or approvals for work under this Lease to be performed by Tenant.

ARTICLE V - UTILITIES

Tenant shall purchase the heat, natural gas, water and sewer and electrical energy required by Tenant for operation of the lighting fixtures, equipment and appliances used in the Premises directly from the public utility companies serving the Building or, if not separately metered, shall reimburse Landlord as provided in Articles 3.03 and 3.05. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of the utilities furnished to the Premises by reason of any requirement, act or omission of said public utility companies. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In the event Tenant requires additional utilities or equipment (including any additional communications services) the installation and maintenance thereof shall be Tenant's sole obligation, which installation shall be subject to Landlord's prior approval of plans and specifications for such additional utilities or equipment, which approval shall not be unreasonably withheld or delayed, and provided further the same do not interfere with any other tenants' business or use and enjoyment of their respective premises in the Building.

ARTICLE VI - SERVICES PROVIDED BY LANDLORD

During the Term of this Lease and provided Tenant shall not be in default thereunder, Landlord shall do or cause to be done the following: (a) maintain casualty and liability insurance with respect to the Property in such amounts and against such perils as Landlord shall deem reasonable; and (b) make repairs necessary to maintain the roof and structural portions of the Building and the common areas and facilities serving the Premises in good and tenantable condition, subject to damage by fire or casualty and to reasonable use and wear. The removal of snow and ice from the sidewalks bordering upon the Premises and from the parking areas at the Property shall be Landlord's responsibility except for Town-owned sidewalks and ways and except for the immediate entry to the Premises, which Tenant shall assist in cleaning. Landlord shall not be liable to anyone for interruption in or cessation of any service rendered to the Premises, the Building or the Property, or agreed to by the terms of this Lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, trouble in obtaining service or supplies from the sources from which they are usually obtained, or any cause beyond the Landlord's control; nor shall any such interruption or cessation constitute a whole or partial eviction of Tenant or a disturbance of Tenant's use, enjoyment or possession of the Premises, or entitle Tenant to any offset against or abatement of rent unless such interruption or cessation is caused by Landlord's gross negligence or willful misconduct and Landlord fails to restore such service within seventy-two
(72) hours after receipt of written notice from Tenant of such interruption of service in which event Tenant's sole remedy shall be an abatement of rent during the period of such interruption until such time as such service is restored. Landlord shall use reasonable efforts to maintain continuous service including


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attempts to locate alternative sources, if necessary. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services, which approval shall not be unreasonably withheld or delayed. "Outside Services" shall include but shall not be limited to cleaning and moving services, trash or garbage removal services, and the like. In the event Landlord approves the installation and/or utilization of such services, which approval shall not be unreasonably withheld or delayed, such installation and utilization shall be at Tenant's sole cost, risk and expense.

ARTICLE VII - TENANT'S COVENANTS

Tenant acknowledges by entry thereupon that the Premises are in good and satisfactory order, repair and condition, and covenants during the Term of this Lease and such further time as the Tenant holds any part of the Premises: (a) to pay, when due, all Yearly Fixed Rent, additional rent and other charges set forth herein; (b) to keep the Premises and all equipment and fixtures therein, including but not limited to all heating, ventilating, air conditioning, plumbing and electrical equipment, lines, pipes, ducts, sprinklers and all windows now or hereafter within and/or serving the Premises in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter, damage by fire or unavoidable casualty and reasonable use and wear excepted, and, at the termination of this Lease, peaceably to yield up the Premises, equipment and fixtures and all additions and alterations thereto in such good order, repair and condition, damage by fire or unavoidable casualty and reasonable use and wear excepted, first removing all goods and effects not attached to the Premises and any customary trade fixtures (unless Tenant is in default hereunder and Landlord has not requested the removal of such trade fixtures) and trash and otherwise leaving the Premises in a broom-clean condition, restoring the Premises, equipment and fixtures to their former condition or such better condition as the Premises may have thereafter been placed, damage by fire or unavoidable casualty and reasonable use and wear excepted, and repairing all other damage caused by such removal, and leaving the Premises clean. In the event of Tenant's failure to remove any of Tenant's property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to (i) remove and store any of Tenant's property at Tenant's expense, (ii) retain same under Landlord's control without further accounting to Tenant, (iii) to sell a public or private sale, without notice, any or all of Tenant's property not so removed and to apply the net proceeds of such sale to the payment of any sum due from Tenant hereunder, or (iv) destroy such property; (c) not to injure, deface or overload the Premises, the Building, the Property or any of the systems serving the Building and/or Property; not to permit on the Premises any auction sale, nuisance, objectionable noises or odor; not to permit the use of the Premises for any purpose other than the Permitted Use or any use thereof which is improper, offensive or noisy to other tenants and their patrons, or contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building, the Property or on the contents of the Building or liable to render necessary any alterations or additions to the Building or the Property; (d) not to obstruct in any manner any portion of the Building or Property not hereby demised or the sidewalks or approaches to the Building, the loading ramp, parking areas or any inside or outside windows or doors; (e) not to transfer, sublet, assign, hypothecate or otherwise alienate this Lease or Tenant's interest in and to all or any part of the Premises, nor to grant any person any license or permission to use the Premises, without Landlord's prior written consent on each occasion, which consent shall not be unreasonably withheld or delayed. If Tenant is a corporation or other entity, the transfer of more than 49% of the stock or other ownership interests of Tenant or, if applicable, any guarantor of this Lease, shall be deemed an assignment. Landlord shall not unreasonably withhold such consent, however, Landlord shall have the right to withhold consent whenever such consent may have a materially detrimental effect on the existing tenants of the Property or upon the future rentability of space therein. In the event of such consent, Tenant's liability to Landlord under this Lease shall remain primary and Tenant agrees to secure and deliver to Landlord written agreement from the assignee or sublessee agreeing with Landlord to perform all the terms, covenants, and conditions of Tenant contained in this Lease. To the extent Landlord consents to a subtenant or assignee for a use other than the Permitted Use, then (i) the definition of permitted use shall be deemed amended to the new use specifically in writing approved by Landlord with respect to the space subleased or assigned, and (ii) Tenant shall pay as additional rent all sums payable by the sublessee or assignee and received by Tenant for rent or otherwise exceeding sums payable by Tenant to Landlord hereunder, which additional rent shall be prorated on a square foot basis if less than the entire Premises is sublet; (f) not to install any fixtures or otherwise make any alterations or additions whatsoever to, within or about the Premises, nor to permit the making of any holes in any part of the Building, nor to paint the Premises or place on or about the Premises any air conditioners or other air cooling equipment, fans, grills, louvers, screens, panels, signs, placards, advertising materials or displays, awnings, aerials or flagpoles, or the like, visible from outside of the Premises, without on each occasion obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, Tenant may install two (2) wall signs at the Premises which wall signs shall be the same size as and shall be placed in the same locations at the Premises where existing signs are presently located subject to applicable regulations governing signs including any contained in the Town of Norwood building and/or zoning code. The style, design and final size and location of such signs are subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld or delayed. Landlord shall not unreasonably withhold its consent to nonstructural alterations or additions, but may, in its absolute discretion, withhold its consent to proposed structural alterations or additions. However, Tenant may perform minor alterations without Landlord's consent, provided such alterations do not affect the structure, egress, occupancy, load or Building systems; (g) not to move any safe, heavy equipment, freight, bulky matters or heavy fixtures in or out of the Building except at such times and in such manner as Landlord shall designate after written request from Tenant, and to place and maintain business machines and mechanical equipment in such settings as will most effectively reduce noise and vibration; (h) to take whatever measures are necessary to insure that floor load limitations applicable to the Premises are not exceeded; (i) to hold all property of Tenant, including all fixtures, furniture, equipment and the like installed by Tenant, at Tenant's own risk and to pay when due all municipal, county and state taxes assessed during the Term against any leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant; (j) to permit Landlord or its designees to examine the Premises at reasonable times during business hours and upon reasonable notice, and, if Landlord shall so elect, to make any repairs or additions Landlord may deem necessary, provided the same do not materially interfere with Tenant's use and enjoyment of the Premises, and at Tenant's expense to remove any alterations, additions, signs, placards, advertising materials or displays, awnings, aerials or flagpoles, or the like, not consented to in writing; and to permit the Landlord to show the Premises to prospective purchasers, lenders and with respect to tenants to permit Landlord to show the Premises during the last nine
(9) months of the lease, provided such showings occur during Tenant's normal business hours without material interference with Tenant's business, and provided Tenant receives reasonable advance notification; (k) to permit Landlord at any time or times to decorate and to make, at its own expense, repairs, alterations and additions, structural or otherwise, in or to the Building or Property or any part thereof, and during such operations to take into and through the Premises or any part of the Building all materials required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, Landlord agreeing, however, that it will endeavor to carry out such work in a manner which will cause Tenant minimum inconvenience, and will not materially interfere with Tenant's use and enjoyment of the Premises;
(l) to pay Landlord's expenses, including reasonable attorneys' fees, incurred in defending and/or enforcing any obligation of this Lease which has not been complied with in the manner required by this Lease. (m) not to install any vending machines in the Premises without first obtaining Landlord's written approval; (n) to comply with all reasonable rules and regulations of general application which Landlord may establish from time to time for the orderly and efficient management and operation of the Building or the Property or any portion thereof; (o) to remove all trash and waste from the Premises in a timely fashion and deposit the same in a dumpster to be supplied and paid for by Tenant and located in such areas as are designated by Landlord from time to time. Tenant shall not store such waste, even temporarily, in or about any of the hallways, sidewalks, loading ramps or docks, doorways or other common areas or accesses to the Building, any trash, waste or perishable material that would constitute an attraction to insects, pests or vermin to be stored in a safe, clean and sanitary manner within the Premises so as to prevent insect or pest infestation; (p) to indemnify and hold Landlord harmless from any damage to property, personal injury, liability, cost or expense arising out of any use by Tenant, Tenant's employees or invitees of the Premises, the Building or the Property or any portion thereof in violation of any applicable law, ordinance or regulation, or in violation of the terms of this Lease; (q) to repair (or reimburse Landlord for the cost of repair of, as Landlord may in each case elect) any damage to the Building, the Property, their respective systems or any improvements thereon or therein caused by the act or neglect of Tenant or Tenant's employees, invitees or contractors; (r) to keep the Premises adequately heated for the protection of the plumbing therein, subject to the provision of reasonable heat to be supplied by Landlord under this Lease; (s) to promptly remove all snow and ice from walkways and stairs serving Tenant; and (t) to use the Premises only for the Permitted Use, and no other use.

ARTICLE VIII - SUBORDINATION OF LEASE

Tenant agrees that this Lease is and shall be subject and subordinate to all ground leases, mortgages, or any other encumbrances now placed or which may be placed in the future upon the Building or real property on which the Building is located, and Tenant further agrees that within ten (10) days after being requested in writing to do so by Landlord, any Mortgagee or the lessor under any ground lease, Tenant will execute, sign, acknowledge and deliver any documents reasonably required to confirm such subordination. The foregoing subordination is expressly conditioned upon Tenant being granted in such subordination agreement the right to continued occupancy of the Premises in accordance with the terms of this Lease for so long as Tenant is not in default hereunder, notwithstanding any mortgage foreclosure or termination of ground lease. In addition to and not in derogation of the subordination set forth above, in the event of the termination of any ground lease or in the event of the institution of any foreclosure proceedings, Tenant agrees, upon request of the ground lessor, the mortgagee, or any purchaser at foreclosure sale, as the case may be,
(1) to attorn and pay rent, and (2) to execute a new lease with such ground lessor, mortgagee, trustee or purchaser for the remainder of the Term upon the same terms and conditions as set forth herein. In the event mortgagee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage or ground lease and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or ground lease. Tenant agrees that no entry under any such ground lease, mortgage or sale for the purpose of foreclosing the same shall (i) be regarded as an eviction of the Tenant, constructive or otherwise, (ii) give Tenant any right to terminate this Lease, whether it attorns or becomes tenant of the ground lessor, mortgagee, or purchaser or not, or (iii) give Tenant any claim against such ground lessor, mortgagee or purchaser for any breach hereunder by Landlord occurring prior to the action of entry, foreclosure and/or sale, as applicable.

ARTICLE IX - CASUALTY AND TAKING

In case the Premises or Building, or any substantial part thereof, shall be taken by any exercise of the right of eminent domain or shall be destroyed or materially damaged by fire or other casualty or by action of any public or other authority, or shall suffer any material direct or consequential damage for which Landlord and Tenant, or either of them, shall be entitled to compensation by reason of anything done in pursuance of any public or other authority during this Lease or any extension hereof, then this Lease shall terminate at the election of Landlord, which election may be made notwithstanding that Landlord's entire interest may have been divested; and if Landlord shall not so elect, then Landlord shall, subject to the availability of insurance proceeds or condemnation award, undertake with reasonable diligence to restore the Premises (or in case of a partial taking what may remain thereof) to a condition similar to that in which the Premises were originally delivered to Tenant for its work prior to the Term Commencement Date; and if such taking, destruction or damage shall have rendered a portion of the Premises unfit for use and occupation, a just proportion of rent payable by Tenant hereunder according to the nature and extent of the injury shall be abated until the Premises (or in the case of a partial taking what may remain thereof) shall have been restored to such condition for Tenant's Work. Tenant shall thereupon promptly perform such work upon the Premises as shall be necessary to prepare them for its use, in the same manner and subject to the same condition and to Landlord's approvals as if the same were Tenant's original work performed pursuant to Article IV, and shall reopen for business in the Premises as promptly as reasonably possible. Except for any award for personal property or relocation award specifically allocated or payable directly to Tenant, Landlord reserves and excepts all rights to damages to the Premises and Building and the leasehold hereby created, now accrued or hereafter accruing by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation, Tenant grants to Landlord all Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time reasonably request. Landlord shall give Tenant notice of its decision to terminate this Lease or restore the Premises within thirty (30) days after any occurrence giving rise to Landlord's right to so terminate or restore. In the event Landlord elects to restore the Premises as aforesaid, Tenant may terminate this Lease if Landlord does not restore the Premises (not requiring restoration of Tenant's leasehold improvements, personal property and fixtures) within ninety (90) days after Landlord's election to restore (plus not exceeding an additional ninety (90) days on account of contractor or subcontractor delay, strike or other cause beyond Landlord's reasonable control) to substantially the same condition as prior to the occurrence entitling termination, which notice of termination by Tenant must be within fifteen (15) days after the lapse of the herein above designated restoration period.

ARTICLE X - LANDLORD'S REMEDIES

If after written notice Tenant shall neglect or fail to make any payment of rent or other charges within ten (10) days after notice thereof (however, Tenant shall not be entitled to the ten (10) day cure period and to receive notice of such non-payment more often than twice in any calendar year), or if Tenant shall fail to cure a default in the performance of any other of Tenant's covenants within thirty (30) days after the date of notice of such default given by Landlord (however, there shall be no notice or grace period for any willful defaults of Tenant or for the same default occurring more than once in each calendar year), if the Premises shall be abandoned, or if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property, or if a petition is filed by Tenant under any bankruptcy or insolvency law, or if a petition is filed against Tenant under any bankruptcy or insolvency law and the same shall not be dismissed within sixty
(60) days from the date upon which it is filed, then, and in any of said cases, Landlord lawfully may immediately or at any time thereafter before cure of such condition declare the Term of this Lease ended and enter upon the Premises and repossess the same and expel Tenant and those claiming through or under Tenant and remove their effects, without prejudice to any remedies which might otherwise be used for arrears of rent or previous breach of covenant; and Tenant covenants that in case of such termination, Tenant will forthwith pay to Landlord as damages a sum equal to any arrearage of rent (together with interest thereon at the rate of one and one-half (1 1/2%) percent for any month or portion of a month calculated from the date originally due) plus the amount by which the rent and other payments called for hereunder for the remainder of the original Term and of any Extension Term thereof exceed the fair rental value of the Premises for the remainder of the then current Term. Alternately, Tenant will, during the remainder of the original Term and of any extension thereof, pay to Landlord (i) on the last day of each calendar month the difference, if any, between the rental which would have been due for such month had there been no such termination hereof and the sum of the amount being received by Landlord as rent from occupants of the Premises, if any and the applicable prorated amount of the damages previously paid to Landlord, and (ii) upon demand from Landlord, any costs incurred by Landlord in reletting the Premises including legal and brokerage fees and costs of repair, restoration, improvement or decoration to make the Premises suitable for reletting. Without thereby affecting any other right or remedy hereunder, at its sole option Landlord may cure for Tenant's account any default by Tenant hereunder which remains uncured after thirty (30) days' notice of the default from Landlord to Tenant (however, the foregoing thirty (30) day period and notice shall not be applicable to willful Tenant defaults); and the cost to Landlord thereof plus interest at one and one-half (1 1/2%) percent per month shall be deemed to be additional rent and shall be added to the installment of rent next accruing or to any subsequent installment of rent, at Landlord's election. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate, and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other; and any two or more of all such rights and remedies may be exercised at the same time.

In the event of a default by Tenant resulting in Landlord's termination of this Lease, Tenant shall, at Landlord's option, pay to Landlord: (i) within seven (7) days after being invoiced therefor, the total of all amounts then due from Tenant under this Lease; and (ii) within twenty-one (21) days after being invoiced therefor, the total of Yearly Fixed Rent and Landlord's estimate of additional rent and other charges which may become due under this Lease through the end of the Lease Term, plus interest through the date of payment of these amounts and costs of collection thereof present valued using an eight (8%) percent annual discount factor for sums paid in advance. Provided Tenant timely otherwise pays and performs its obligations under this Lease, including, without limitation under this paragraph, any rent, if any, Landlord collects for the Premises after deducting any leasing costs, brokerage commission and improvement costs incurred by Landlord for a replacement lease shall be remitted to Tenant, if, as and when received by Landlord.

ARTICLE XI - WAIVER OF SUBROGATION

Landlord and Tenant shall each endeavor to cause all policies of fire, extended coverage, and other physical damage insurance covering the Premises, the Building, the Property or any property therein to contain the insurers' waiver of subrogation ad consent to pre-loss waiver of rights by the insured. Effective only when permitted by the insurance policy, Landlord and Tenant respectively waive all claims and rights to recover against the other in the event of insured loss or damage to the extent of insurance proceeds collected by the damaged party.

ARTICLE XII - TENANT ESTOPPEL

Promptly at Landlord's request from time to time Tenant shall furnish to Landlord (or to such party as Landlord may direct) Tenant's written and duly signed certification that, to the extent true, this Lease is in full force and effect without amendment (or with such changes as may then be effective, which shall be stated in the certificate), that Tenant has no defense, offset, or counterclaim against its rent payment or other obligations hereunder, the dates to which rent and other charges have been paid, that neither Landlord or Tenant is in default under this lease (or specifying any default of either party in detail in the certificate) and any other information requested by Landlord to confirm the status of this Lease. Any prospective purchaser, ground lessor or mortgagee may rely on such certifications.

ARTICLE XIII - HOLDOVER

If Tenant retains possession of the Premises or any part thereof after the termination of this Lease (which, as used herein, shall mean termination by lapse of time or otherwise) without Landlord's prior written consent, Tenant shall pay Landlord the monthly fixed rent, at double the sum of the Monthly Payment plus additional rent estimated by Landlord payable for the month immediately preceding said holding over, computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Tenant acknowledges that the foregoing determination of holdover rent is not a penalty, but a fair estimation now available binding upon Tenant of the rental value during the holdover period.

ARTICLE XIV - INSURANCE, INDEMNIFICATION

         A.Public Liability Insurance. Tenant shall throughout the Term procure, keep in force and pay for Comprehensive Public Liability Insurance indemnifying Landlord and Tenant, on an occurrence basis, against all claims and demands for personal injury (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred upon the Premises with limits as may be reasonably required by Landlord and as are customarily carried by responsible office and research and development tenants in the suburban Boston area. Pending notice by Landlord to the contrary, the minimum liability coverage shall be $1,000,000 per person, $4,000,000 per occurrence.

         B. Certificates of Insurance. Such insurance shall be effected with insurers reasonably approved by Landlord authorized to do business in the Commonwealth of Massachusetts, under valid and enforceable policies, and such policies shall name Landlord and Tenant as the insured, as their respective interests appear. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured name therein. Not less than fifteen (15) days prior to the expiration date of each such policy, original copies of the policies provided for in subparagraph A issued by the respective insurers, or certificates of such policies, together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered to Tenant to Landlord, and certificates as aforesaid of such policies shall, upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

         C. Indemnification. Tenant will save Landlord harmless, and will exonerate, defend and indemnify Landlord from and against any and all loss, cost damage, expense and/or claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority: (1) On account of or based upon any injury to persons, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person other than Landlord, its agents, employees and contractors; (2) On account of or based upon any injury to persons, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building or Property arising out of the use or occupancy of the Premises, the Building, or the Property by the Tenant, or by any person claiming by, through or under Tenant, on account of or based upon the act, omission, fault, negligence or misconduct of all persons other than Landlord, its agents, employees and contractors; (3) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the term of this Lease; (4) On account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease; and in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees) and liabilities incurred in or in connection with any claim, or any action or proceeding brought thereon; and (5) On account of or resulting from the release or threat of release of any "hazardous materials" (as the same may be defined from time to time under Mass. General Laws, Chapter 21E or any other applicable federal, state or municipal statute or regulation) on the Premises and/or Property, or any land adjoining the Property as a result of Tenant's use of the Premises and/or Property. The provisions of this Article XIV.C shall survive the termination of Lease.

ARTICLE XV - SECURITY DEPOSIT

As a security deposit for the full and prompt performance by the Tenant of its obligations hereunder, Tenant has upon execution of this Lease paid to Landlord the Security Deposit amount which sum may be applied by Landlord for the purpose of paying any rent or paying other amounts due from Tenant hereunder which are not paid when due or remedying any default or defaults of the Tenant hereunder, or for the purpose of recovering any loss or damage suffered or incurred by Landlord by reason of any default or defaults of the tenant hereunder. In the event Landlord so applies all or part of said sum, Tenant shall fully restore the Security Deposit amount within ten (10) days after written notice to do so from the Landlord, Tenant agreeing that application of all or any of the Security Deposit to pay sums due from Tenant and the subsequent restoration of the Security Deposit Amount shall not be deemed a cure of Tenant's default which entitled the withdrawal of all or part of the Security Deposit unless Landlord in writing agrees thereto. If the Security Deposit amount, or the portion thereof then held by Landlord, shall be paid to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default at the termination of this Lease, the Landlord may retain the Security Deposit amount until thirty
(30) days after Landlord has recovered all rents, losses, damages and other amounts whatsoever due Landlord by reason of the Tenant's default, and may apply the Security Deposit amount for payment thereof, notwithstanding the termination of this Lease.

ARTICLE XVI - LEASE BROKER

If a Broker is named on the Reference Data Pages of this Lease, Tenant represents that Tenant was not shown the Premises nor has Tenant entered this Lease on account of the efforts of any party other than that Broker, and if any party other than Broker claims a commission or fee based on a breach of the foregoing representation, Tenant shall promptly pay same. If a Broker is identified on the Reference Data Pages of this Lease, Landlord agrees to pay that Broker upon the Term Commencement Date a fee for professional services in accordance with a separate agreement between Landlord and Broker.

ARTICLE XVII - LANDLORD LIABILITY AND DEFAULT

Landlord shall not be liable to Tenant or any other party hereunder for so long as Landlord acts in good faith and diligently commences and seeks to obtain performance of the requirements of Landlord hereunder. Recourse against Landlord hereunder shall be limited to the assets of Landlord entity including the Property in which the Premises are located; in no event may Tenant or any other party seek or obtain recourse to or from the assets of any trustee or beneficiary, officer, director, shareholder, manager or member of Landlord or any employee, agent or managing agent of Landlord, or their respective successors and assigns. In no event shall Landlord ever be liable to Tenant for indirect or consequential damages.

Landlord shall not be deemed in default hereunder unless and until Landlord receives written notice of default and such default continues without cure for fifteen (15) days or such additional time as is required to effect cure provided Landlord has then commenced and thereafter reasonably diligently pursues such cure.

ARTICLE XVIII - QUIET ENJOYMENT

Landlord covenants that so long as no default by Tenant shall exist and be continuing, Tenant shall during the term quietly hold, occupy and enjoy the Premises without hindrance, ejection or molestation by Landlord or any other person claiming by, through or under Landlord, subject to the terms of this Lease.

ARTICLE XIX - MISCELLANEOUS

         A. No consent or waiver, express or implied, by either party, to or of any breach of any covenant, condition or duty of the other, shall be construed as a consent or waiver to or of any other breach of the same or of any other covenant, condition or duty.

         B. Any notice from Landlord to Tenant or from Tenant to Landlord shall be deemed duly served if mailed by certified mail, return receipt requested, addressed, if to Tenant, at the Premises after the Term of this Lease has commenced and, prior to that time at Tenant's Present Address, or if to Landlord, at the place from time to time established for the payment of rent. Notices to Tenant shall also be deemed duly served if delivered in hand or by nationally recognized overnight delivery service such as FedEx with a delivery tracking service.

         C. Intentionally deleted.

         D. The covenants and agreements of Landlord and Tenant shall be binding upon and inure to the benefit of them and their respective heirs, executors, administrators, successors and assigns, but no covenant or agreement of Landlord or Tenant, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership of Landlord's or Tenant's leasehold estate, respectively, nor binding individually upon any fiduciary, any shareholder, limited partner or any beneficiary under any trust.

         E. If Tenant is more than one person or party, Tenant's obligation shall be joint and several. Unless repugnant to the context, "Landlord" and "Tenant" mean the person or persons, natural or corporate, named above as Landlord and Tenant respectively, and their respective heirs, executors, administrators, successors and assigns (subject to Landlord's consent where required herein).

         F. Landlord and Tenant agree that this Lease shall not be recorded. If either party desires to enter into a Notice of Lease for recording purposes, the other shall promptly execute such Notice of Lease in statutory form. Landlord acknowledges that Tenant may disclose the terms of this Lease to the Securities and Exchange Commission ("SEC") in connection with Tenant's next SEC filing.

         G. The headings herein contained are for convenience and shall not be construed a part of this Lease.

         H. In each and every instance herein requiring Landlord's approval, written or otherwise, such approval shall not be unreasonably withheld, except where otherwise stated.

         I. Neither Tenant, nor its employees or customers shall park in any loading area, fire lane, or areas reserved for the exclusive use of other tenants.

         J. No other agreements or representations have been made by either party except as expressly contained in this Lease.

         K. Prior to the Office Space Commencement Date, all Tenant's Work performed in the Lab Space shall be done in a manner that will not materially interfere with the Existing Office Space Tenant's use of and access to the Office Space and, during such period, Tenant's contractors may only access the Lab Space through the rear loading door.

         L. This Lease shall be construed under and be governed by the Laws of the Commonwealth of Massachusetts. For all purposes, Tenant hereby agrees and consents that jurisdiction for any litigation with respect to this Lease and/or enforcement or compliance by or against any of the parties shall be exclusively commenced and processed within the State Courts of the Commonwealth of Massachusetts, and, for these purposes including only Courts within the Counties of Suffolk and/or Norfolk. For all purposes, rules applicable to addresses for service of process for Landlord and Tenant shall be as required under the notice provisions of this Lease set forth in Subsection B of this Article above. The foregoing is intended as a consent to Suffolk and/or Norfolk County jurisdiction.

         M. Tenant may, at its own cost and expense, install: (a) a sign on the existing free standing pylon at the entrance of the Property; and (b) a sign at each of the seven (7) exclusive use parking spaces reserved to Tenant pursuant to Article I hereof. The size, location and design of the signs described in the immediately preceding sentence shall be subject to applicable regulations governing signs including any contained in the Town of Norwood building and/or zoning code and shall be subject to Landlord's prior approval which approval shall not be unreasonably withheld or delayed. Tenant acknowledges that Tenant shall be responsible for maintaining such signs and that Tenant (and not Landlord) shall be responsible for policing the use of and parking in the seven
(7) exclusive use parking spaces reserved to Tenant Tenant agrees that Tenant shall exonerate, defend and hold Landlord harmless from and against any and all loss, cost, damage, expense and/or claims for personal injury, death and/or property damage arising out of or in any way related to Tenant's or Tenant's employees' contractors' or agents' policing or enforcing Tenant's use of the aforementioned seven (7) parking spaces.

                                   EXHIBIT A-1

                             Plan Depicting Property

                                   EXHIBIT A-2

                        Floor Plan Depicting the Premises

                                    EXHIBIT B

                                 Landlord's Work



         Landlord and Tenant agree that Tenant is renting the Premises in its "AS-IS" condition, with the exception of the following:

         1. Landlord will install a new roof membrane over the Premises. Notwithstanding anything contained in this Lease to the contrary, Landlord will use commercially reasonable efforts to install such new roof membrane by July 31, 2000. Landlord agrees that it will coordinate the installation of such roof membrane with Tenant's contractors so as to ensure that any Landlord approved roof penetrations will not disturb or damage the new roof membrane.

                                    EXHIBIT C

                                  Tenant's Work

         Except for Landlord's Work described on Exhibit B, Tenant shall, at its sole cost and expense, perform all other work necessary to finish, fixture and equip the interior of the Premises so as to enable Tenant to open and conduct its business at the Premises.

         Landlord acknowledges that it has reviewed the preliminary drawings prepared by Tenant relating to the Premises and, subject to the submission and approval requirements of Article IV of this Lease, generally approves of Tenant's concept for the Premises set forth therein. Landlord agrees to cooperate with Tenant in all reasonable respects with respect to Tenant's obtaining a building permit for Tenant's Work to the Premises provided that Landlord incurs no cost, expense or liability with respect to such cooperation.


                    Depicts Tenant's planned layout of Labs
                      based on planned changed to some of
                     the existing Internal doors and walls.

                                   Exhibit D


     Timeline for transition from present tenant to Tenant.


     This page depicts the specific dates as to when present tenant will release specific locations within the premises.